UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

              ----------------------------------------------------


                                   FORM 8-K/A
                                 AMENDMENT NO. 3

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 3, 2005

                          CHARYS HOLDING COMPANY, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)


               0-18292                                  51-2152284
       (Commission File Number)               (IRS Employer Identification No.)

1117 PERIMETER CENTER WEST, SUITE N415                    30338
           ATLANTA, GEORGIA                            (Zip Code)
    (principal executive offices)


                                 (678) 443-2300
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written  communications  pursuant  to  Rule 425 under the Securities Act
[ ]  Soliciting  material  pursuant  to  Rule  14a-12  under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

                                EXPLANATORY NOTE

     On April 20, 2006 we filed with the Securities and Exchange Commission Form 8-K/A, Amendment No. 2. This Amendment No. 3 to Form 8-K/A is being filed to amend Footnote No. 1, Notes to Unaudited Pro Forma Combined Condensed Financial Statements. The filing of this Form 8-K/A, Amendment No. 3, is not an admission that our Form 8-K/A, Amendment No. 2, when filed, knowingly included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

     Except as described herein, no other changes have been made to our Form 8-K/A, Amendment No. 2. We have not updated the disclosures in this Form 8-K/A, Amendment No. 3, to speak as of a later date or to reflect events which occurred at a later date, except as noted.

This Current Report on Form 8-K/A is filed to report the financial information that was required to be presented as a result of the closing of a Stock Purchase Agreement having an effective date of November 1, 2005 with Rock Creek Equity Holdings, LLC, a Georgia limited liability company, which was the owner of Method IQ, Inc., a Georgia corporation. A copy of the Stock Purchase Agreement was filed as an exhibit to our Current Report on Form 8-K/A Amendment No. 1) filed with the Commission on December 12, 2005.

ITEM 9.01.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)     Financial  Statements  of  Business  Acquired.

     See  Item  9.01(a)  attached  herewith.

     (b)     Pro  forma  financial  information.

     See  Item  9.01(b)  attached  herewith.

     (c)     Exhibits.

     The  following  exhibits  are  filed  herewith:

     (c)     Exhibits.

     The  following  exhibits  are  filed  herewith:


EXHIBIT NO.                IDENTIFICATION OF EXHIBIT
----------                 -------------------------
   23.1        Consent of Independent Accountants.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2007.              CHARYS HOLDING COMPANY, INC.


                                   By /s/ Billy V. Ray, Jr.
                                      ------------------------------------------
                                      Billy V. Ray, Jr., Chief Executive Officer

                  Charys Holding Company, Inc. and Subsidiaries

The following financial statements and pro forma financial information are filed as part of the Form 8-K/A:

Audited Financial Statements of Business Acquired as of, and for the Year Ended, December 31, 2004:

Independent Auditors' Report
Balance Sheet
Statement of Operations and Accumulated Deficit
Statement of Cash Flows
Notes to Financial Statements

Unaudited Interim Financial Statements of Business Acquired as of, and for the Ten Months Ended, October 31, 2005 and 2004:

Condensed Statements of Operations
Condensed Statements of Cash Flows
Notes to Interim Financial Statements

Unaudited Pro Forma Financial Information:

Basis of Pro Forma Presentation
Pro Forma Combined Condensed Balance Sheets as of October 31, 2005
Pro Forma Combined Condensed Statements of Operations for the Six Months Ended October 31, 2005
Pro Forma Combined Condensed Statements of Operations for the Year Ended April 30, 2005
Notes to Pro Forma Combined Condensed Financial Statements

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Method IQ, Inc.
Alpharetta, GA

We have audited the accompanying balance sheet of Method IQ, Inc. (the "Company") as of December 31, 2004, and the related statements of operations and accumulated deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Method IQ, Inc. as of December 31, 2004 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.


                                                CAIN & DAVID, PC


Marietta, Georgia
January 26, 2006

                                 METHOD IQ, INC.
                                  BALANCE SHEET
                             AS OF DECEMBER 31, 2004

                                     ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                  $   32,346
  Receivables, net                                            2,505,188
  Prepaid expenses                                              876,357
                                                             -----------
      Total current assets                                    3,413,891

PROPERTY AND EQUIPMENT, net                                     533,119

OTHER ASSETS
  Deposits                                                       29,186
  Goodwill                                                      212,808
                                                             -----------
                                                                241,994
                                                             -----------
      TOTAL ASSETS                                           $4,189,004
                                                             ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
  Line of credit                                             $  803,919
  Current portion of obligations under capital leases            28,320
  Current portion of notes payable                              272,496
  Accounts payable                                            1,704,925
  Deferred revenue                                            1,332,219
  Accrued liabilities                                           603,478
                                                             -----------
      Total current liabilities                               4,745,357

LONG-TERM LIABILITIES
  Obligations under capital leases, net of current portion        2,036
  Notes payable, net of current portion                          31,945
                                                             -----------
                                                                 33,981
                                                             -----------
      TOTAL LIABILITIES                                       4,779,338

STOCKHOLDERS' DEFICIT
  Common stock, no par value, 10,000,000 shares authorized,
    2,000,000 shares issued and outstanding                       1,000
  Accumulated deficit                                          (591,334)
                                                             -----------
                                                               (590,334)
                                                             -----------
      TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT            $4,189,004
                                                             ===========

                   See auditors' report and accompanying notes

                  METHOD IQ, INC.
  STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
      FOR THE YEAR ENDED DECEMBER 31, 2004

Sales                                     $9,131,328

Cost of Sales                              6,223,826
                                          -----------

        Gross Profit                       2,907,502

Operating Expenses
    Sales and marketing                    2,079,284
    General and administrative             1,304,258
    Depreciation and amortization            145,510
                                          -----------
                                           3,529,052
                                          -----------

        Loss from operations                (621,550)

    Interest expense                          62,373
                                          -----------

    Net loss                                (683,923)

    Retained earnings, beginning of year      92,589
                                          -----------

    Accumulated deficit, end of year      $ (591,334)
                                          ===========

                  See auditors' report and accompanying notes

                                      METHOD IQ, INC.
                                 STATEMENT OF CASH FLOWS
                           FOR THE YEAR ENDED DECEMBER 31, 2004

Net Loss                                                                          $  (683,923)

  Adjustments to reconcile net loss to net cash provided by operating activities

    Depreciation and amortization                                                     145,510

    Change in assets and liabilities
      Receivables, net                                                             (1,814,643)
      Prepaid expenses                                                               (875,611)
      Deposits                                                                        (22,800)
      Accounts payable                                                              1,552,577
      Deferred revenue                                                              1,287,764
      Accrued liabilities                                                             439,295
                                                                                  ------------
                                                                                      566,582
                                                                                  ------------

          Net cash provided by operating activities                                    28,169
                                                                                  ------------

    Cash flows from investing activities
      Acquisition of goodwill                                                         (25,000)
      Acquisition of property and equipment                                           (60,039)
                                                                                  ------------
          Net cash used by investing activities                                       (85,039)
                                                                                  ------------

    Cash flows from financing activities
      Principal payments on notes payable                                            (189,229)
      Principal payments on obligations under capital lease                           (52,356)
      Net borrowing on line of credit                                                 305,725
                                                                                  ------------
          Net cash provided by financing activities                                    64,140
                                                                                  ------------

          Net increase in cash and cash equivalents                                     7,271

          Cash and cash equivalents, beginning of year                                 25,075
                                                                                  ------------

          Cash and cash equivalents, end of year                                  $    32,346
                                                                                  ============

Supplemental schedule of non-cash financing activities:

    The Company acquired certain assets and goodwill through the issuance of a $80,000 note payable.

    Supplemental cash flow information
           Interest paid                                                          $    66,018

                   See auditors' report and accompanying notes

                                 METHOD IQ, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               FOR THE YEAR ENDED
                                DECEMBER 31, 2004

1.   NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES


          A.   Nature  of  Business

               Method IQ, Inc. (Company) was formed in 2001. The company is in the business of providing technical support and software and hardware sales, along with other professional services, to the call center industry.


          B.   Estimates

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are used for, but not limited to, the accounting for doubtful accounts, depreciation and amortization, accrued liabilities, sales returns, and contingencies. Actual results could differ from those estimates.


          C.   Receivables

               The Company provides for doubtful accounts equal to the estimated collection losses that will be incurred in collection of all receivables. The estimated losses are based upon historical collection experience coupled with a review of the current status of all existing receivables.

                    Receivables                           $2,520,188
                    Less allowance for doubtful accounts     (15,000)
                                                          -----------

                          Receivables, net                $2,505,188
                                                          ===========

          D.   Property  and  Equipment

               Property and equipment are recorded at cost. When assets are retired, or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in the statement of operations and accumulated deficit. Depreciation and amortization are provided using the straight-line method for financial statement purposes over the estimated useful lives of the assets. Depreciation and amortization for income tax purposes are provided using both the straight-line and accelerated methods over the estimated useful lives of the assets.

                                 METHOD IQ, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               FOR THE YEAR ENDED
                                DECEMBER 31, 2004

1.   NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)


          E.   Income  Taxes

               The Company utilizes the method of accounting for income taxes pursuant to Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes", which requires deferred income taxes to reflect the tax consequences of temporary differences between the assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes. The principal item making up the deferred tax asset relates to the accounting for net operating losses of the company. The principal item making up the deferred tax liability relates to the difference between the book basis and tax basis of depreciable assets.


          F.   Fair  Value  of  Financial  Instruments

               SFAS No. 107, "Disclosures About Fair Value of Financial Instruments" (SFAS 107) requires disclosure of the fair value of certain items, including receivables, payables, and debt. The Company believes that the amounts disclosed for such items within the balance sheet do not differ significantly from fair value as defined in SFAS 107.


          G.   Concentrations  of  Credit  Risk

               Financial instruments, which potentially subject the Company to concentrations of credit risk, are principally receivables.
               Concentrations of credit risk with respect to receivables are limited due to the number of customers comprising the Company's receivables. To reduce credit risk, the Company routinely assesses the financial strength of its customers and, as a consequence, believes that its receivables credit risk exposure is limited.


          H.   Cash  and  Cash  Equivalents

               For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

                                 METHOD IQ, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               FOR THE YEAR ENDED
                                DECEMBER 31, 2004

2.   PROPERTY  AND  EQUIPMENT

     The components of property and equipment are as follows as of December 31, 2004:

     Class of Asset                                  Useful Lives
     --------------                                  ------------
     Machinery and equipment                              3-5      $638,494
     Automobiles                                           5         49,354
     Furniture and fixtures                                7         66,213
     Leasehold improvements                                5         12,781
                                                                   --------
                                                                    766,842

     Less accumulated depreciation and amortization                 233,723
                                                                   --------

           PROPERTY AND EQUIPMENT, net                             $533,119
                                                                   ========


3.   GOODWILL

     Goodwill recorded by the Company is related to the acquisition of Qualysis Technologies, LLC on December 17, 2003 and Capernaum, Inc. on August 31, 2004. It represents the excess of cost over fair value of the net assets acquired and has not been amortized in accordance with SFAS No. 142, Goodwill and other Intangible Assets. The carrying value of the goodwill will be evaluated on an annual basis, or sooner if deemed necessary, in connection with other long-lived assets, for potential impairment.


4.   LINE  OF  CREDIT

     Effective March 10, 2004, the Company entered into a loan and security agreement with a bank to provide for a line of credit of up to $1,000,000, subject to credit availability. The credit available on the line is subject to the collateral terms of the agreement which are 80% of eligible accounts receivable. The line of credit matured on April 15, 2005. The line bears interest at the bank's prime rate plus 1.5 %. (Prime rate at December 31, 2004 was 5.25 %) At December 31, 2004, the outstanding balance on the line of credit was $803,919. The line of credit requires monthly payments of accrued interest only on outstanding balances.

     The line of credit is collateralized by accounts receivable, contract rights and general intangibles of the Company along with personal guarantees of members of management.

                                 METHOD IQ, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               FOR THE YEAR ENDED
                                DECEMBER 31, 2004

5.   NOTES  PAYABLE

     At December 31, 2004 notes payable was comprised of the following:

     Note Payable - Bank, interest payable monthly
     at 5.5% per annum, with principal payments
     due quarterly, maturing October 25, 2005,
     secured by receivables and intangibles                     $200,000

     Note Payable  - Capernaum, Inc.  purchase note,
     monthly principal installments of $6,666, with
     final payment of $6,674 plus accrued interest at 5%
     per annum, if the note is paid timely no interest will
     accrue, maturing October 1, 2005                             60,002

     Note Payable - Vehicle, monthly principal and interest
     payments of $937 at 5.35% per annum,
     maturing August 10, 2008,
     secured by the vehicle                                       41,246

     Note Payable - Equipment, monthly principal and interest
     payments of $351 at 15.99% per annum,
     maturing October 25, 2006 , secured by said equipment         3,193
                                                                --------

          Total                                                  304,441

          Less current maturities                                272,496
                                                                --------

          Note Payable, net of current portion                  $ 31,945
                                                                ========

     Maturities  of  Notes  Payable  are  as  follows:

     Year ending December 31,
     ------------------------
         2005                  $272,496
         2006                     9,546
         2007                    10,061
         2008                    10,602
         2009                     1,736
                               --------

                               $304,441
                               ========

                                 METHOD IQ, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               FOR THE YEAR ENDED
                                DECEMBER 31, 2004

6.   CAPITAL  LEASES

     The Company leases certain furniture and equipment under various non-cancelable capital leases at interest rates ranging from 8.0% to 19.55%. The leases expire from 2005 through 2006. Assets under capital lease are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are depreciated over their estimated productive lives. Amortization of assets under capital lease is included in depreciation and amortization expense for the year ended December 31, 2004.

     The capitalized value of the furniture and equipment subject to the capital leases is $ 91,566 at December 31, 2004. The accumulated amortization of the furniture and equipment is $ 27,092 at December 31, 2004.

     The following is a schedule of future minimum lease payments under capital leases.

     Year ending December 31,
     ------------------------
           2005                                     $29,836
           2006                                       2,058
                                                    --------
           Total payments                            31,894
             Less amount representing interest       (1,538)
                                                    --------

       Present value of net minimum lease payments  $30,356
                                                    ========


7.   LEASE  COMMITMENTS

     The Company leases its facilities under operating lease agreements. The lease for the Company's Atlanta facility was entered into on November 11, 2004. The base rent for the lease is $9,039 per month beginning December 10, 2004. The lease provides for no rent form March 2005 through June 2006. The lease base rent escalates annually during the lease term. The term of this lease agreement expires February, 2011. The Company leases a facility in Greenville, on a month to month agreement, the monthly rental is $2,355. Additionally, the Company leases certain equipment under non-cancelable operating lease agreements expiring December 2005. The leases have been accounted for as operating leases under the provisions of SFAS No. 13.

     The following is a schedule of future minimum lease payments under non-cancelable operating leases having a lease term in excess of one year.

     Year ending December 31,
     ------------------------
          2005                 $ 20,646
          2006                   56,054
          2007                  114,436
          2008                  117,297
          2009                  120,229
          There after           271,041
                               --------

                               $699,703
                               ========

Total rent expense on these leases was $ 59,375 for the year ended December 31, 2004.

                                 METHOD IQ, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               FOR THE YEAR ENDED
                                DECEMBER 31, 2004

7.   INCOME  TAXES

     As of December 31, 2004, the net deferred tax asset, recognized for taxable temporary differences consists of the following components:

      Deferred income tax benefit-net
      Operating loss carry forward           $ 294,709
      Valuation allowance                     (213,604)
                                             ----------
          Net deferred income tax benefit       81,105

      Deferred income tax liability-
      Depreciation timing differences           81,105
                                             ----------

      Net deferred tax asset                 $       0
                                             ==========

     Income tax benefit (provision) for the year ended December 31, 2004 consists of the following:

       Current tax expense                                    $       0
       Benefits due to loss carryforwards                       277,185
       Other deferred taxes                                     (44,657)
       Change in valuation allowance on deferred tax assets    (232,528)
                                                              ----------

     Income tax benefit (provision)                           $       0
                                                              ==========

     As of December 31, 2004, the Company had net operating loss carryforwards of $746,000 that can be deducted against future federal taxable income. The net operating loss carryforwards, if unused, expire as follows, $44,000 in 2018 and $702,000 in 2019.


8.   CONCENTRATIONS

     During the year ended December 31, 2004, the Company purchased a substantial portion of its products from two suppliers. The purchases from these suppliers represented approximately 80% and 15% of the Company's purchases, respectively. The company had payables of $1,220,918 and $4,315, respectively, to these suppliers at December 31, 2004.

     During the year ended December 31, 2004, approximately 31% and 10% of the Company's sales were to two customers. At December 31, 2004, receivables included approximately $275,000 and $484,000 due from these customers, respectively.

                                 METHOD IQ, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               FOR THE YEAR ENDED
                                DECEMBER 31, 2004

9.   EMPLOYEE  BENEFIT  PLAN

     Effective July 1, 2002, the Company adopted the Method IQ, Inc. 401(k) Profit Sharing Plan (the Plan). All employees of the Company are eligible to participate in the Plan after meeting certain age and length of service requirements. The employees can contribute from 1% to 100% (subject to annual limitations of the Internal Revenue Code) of their annual compensation. Matching contributions are at the discretion of the Company and are limited to 6% of the employee's eligible compensation. The Company did not make matching contributions for the year ended December 31, 2004.


10.  STOCK  OPTION  PLAN

     The Company has a stock option plan. The Method IQ, Inc. 2002 Stock Incentive Plan, as amended on January 1, 2003, provides for the issuance of up to 600,000 shares of Common Stock to selected management and key employees of the Company. The Board of Directors is authorized under the agreement to grant options and to establish the terms and conditions of the grant and exercise of the options. The options under the plan vest immediately upon issuance. The options granted expire on January 1, 2013.

     The  status  of  the  stock option plan is as follows at December 31, 2004:

                                                Nonqualified Plan
     Shares under option                            100,000
     Option exercise price                           $0.25
     Last expiration date                        January 1, 2013

     No stock options were granted in the year ended December 21, 2004.


11.  SUBSEQUENT  EVENTS

     Subsequent to December 31, 2004 the Company entered into various additional capital leases for furniture and equipment. These noncancellable leases represent approximately $178,000 of furniture and equipment and a $178,000 obligation under capital leases. The lease terms range from 24 to 48 months.

     On  January 3, 2005, 100,000 stock options were exercised at the price of $
     0.25  and  the  corresponding  shares  of  common  stock  were  issued.

     On January 5, 2006 the lender has agreed to an extension of the line of credit that matured on April 15, 2005 (Note 4). The extension is through February 3, 2006 and is at the same credit and collateral terms as the original line of credit.

                                 METHOD IQ, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               FOR THE YEAR ENDED
                                DECEMBER 31, 2004

11.  SUBSEQUENT  EVENTS  -  continued

     On September 1, 2005, the Company sold the assets of its Greenville, South Carolina call center operations for $10 and the assumption of certain liabilities related to the call center operations at Greenville, and a non solicitation agreement from the acquirer. The assets acquired were primarily computer and call center equipment.

     At December 31, 2004, Method IQ, Inc. was a wholly owned subsidiary of Rock Creek Equity Holdings, LLC (" RCH "). On September 13, 2005, Charys Holding Company, Inc. ("Charys") entered into a letter of intent to acquire 100% of the shares of Method IQ, Inc as of November 1, 2005.

     On December 22, 2005, Charys acquired 100% of the outstanding common stock of the Company in exchange for $10,500,000 in cash, note payable and stock, and $500,000 in additional cash consideration. The purchase was effective November 1, 2005.


12.  RELATED  PARTY  TRANSACTIONS

     RCH  is  wholly  owned  by  two  officers  of  the  Company.

     For the year ended December 31, 2004, management fees of $ 45,000 were paid to RCH.

                                Method IQ, Inc.
             Interim Condensed Statements of Operations (Unaudited)

                                                       Ten months ended October 31,
                                                  ------------------------------------
                                                        2005               2004
                                                  -----------------  -----------------
Net sales                                         $      8,594,848   $      7,283,525
Cost of sales                                            6,286,905          4,823,857
                                                  -----------------  -----------------
  Gross profit                                           2,307,943          2,459,668
                                                  -----------------  -----------------

General & administrative expenses                        2,391,863          2,850,453
Depreciation and amortization                              272,150             80,000
                                                  -----------------  -----------------
    Total opertaing expenses                             2,664,013          2,930,453
                                                  -----------------  -----------------

                                                  -----------------  -----------------
        Net loss from continuing operations               (356,070)          (470,785)
                                                  -----------------  -----------------

Other income (expense):
  Interest expense                                         (49,273)           (48,538)
  Loss on disposition of property and equipment            (87,395)                 -
                                                  -----------------  -----------------
    Total other income (expense)                          (136,668)           (48,538)
                                                  -----------------  -----------------

Net loss                                          $       (492,738)  $       (519,323)
                                                  =================  =================

See notes to interim financial statements.

                                     Method IQ, Inc.
                    Interim Condensed Statements of Cash Flows (Unaudited)

                                                               Ten months ended October 31,
                                                           ------------------------------------
                                                                 2005               2004
                                                           -----------------  -----------------
Cash flows from operating activities:
Net loss                                                   $       (492,738)  $       (519,323)
Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities:
    Depreciation and amortization                                   272,150             80,000
    Loss on disposition of property and equipment                    87,395                  -
    Net change in current assets and liabilities                    531,325            219,871
                                                           -----------------  -----------------
      Net cash provided by (used in) operating activities           398,132           (219,452)
                                                           -----------------  -----------------

Cash flows from investing activities:
Acquisition of property and equipment                               (96,588)           (58,927)
                                                           -----------------  -----------------
      Net cash used in operating activities                         (96,588)           (58,927)
                                                           -----------------  -----------------

Cash flows from financing activities:
Principal payments on long-term debt                               (339,480)           (76,244)
Net borrowing on line of credit obligation                           92,067            386,104
                                                           -----------------  -----------------
      Net cash provided by (used in) financing activities          (247,413)           309,860
                                                           -----------------  -----------------

Net increase in cash and cash equivalents                            54,131             31,481
Cash and cash equivalents, beginning of period                       32,346             25,075
                                                           -----------------  -----------------

Cash and cash equivalents, end of period                   $         86,477   $         56,556
                                                           =================  =================

See notes to interim financial statements.

Method IQ, Inc.
Notes to Interim Financial Statements (Unaudited)


1.   Basis of Interim Financial Statement Presentation

The accompanying unaudited condensed statements of operations and cash flows of Method IQ, Inc.(the "Company") for the ten months ended October 31, 2005 and 2004 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and applicable rules of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. The accompanying interim statements and notes referred to above should be read in conjunction with the financial statements and notes thereto included in the Company's audited financial statements for the year ended December 31, 2004. Operating results for the ten months ended October 31, 2005 are not necessarily indicative of the results of the Company that may be expected in future periods.

                  Charys Holding Company, Inc. and Subsidiaries
           Unaudited Pro Forma Combined Condensed Financial Statements

Basis  of  Presentation
-----------------------
On December 22, 2005, with an effective date of November 1, 2005, Charys Holding Company, Inc. ("Charys"or the "Company") completed the acquisition of all issued and outstanding shares of capital stock of Method IQ, Inc. from Rock Creek Equity Holdings, LLC ("Seller"). The initial purchase price paid totaled $5.25 million, for which Charys executed a promissory note with the Seller, secured by the common stock of Method IQ. The Purchase Agreement also provided for additional consideration of $5.25 million in the form of Charys common stock. This additional consideration is subject to adjustment, contingent upon future performance of Method IQ. A more detailed description of the Method IQ acquisition may be found in the Current Report on Form 8-K filed by the Company on December 12, 2005, and Form 8-K/A (Amendment No. 1) filed by the Company on December 28, 2005.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or the financial position that would have occurred if the acquisition had been consummated as of the assumed dates, nor is it necessarily indicative of the future operating results or the financial position of the combined companies. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

The unaudited pro forma financial data have been prepared using the purchase method of accounting, whereby the total cost of the acquisition is allocated to tangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of the acquisition. For purposes of the unaudited pro forma data, those allocations are based upon a purchase price allocation determined by management.

The unaudited pro forma combined condensed balance sheet is based on the historical balance sheets of the Company and Method IQ, and has been prepared to reflect the Company's acquisition of Method IQ as of October 31, 2005. The unaudited combined condensed pro forma statements of operations are based on the Company's historical statements of operations and the financial statements of Method IQ, and combines the Company's results of operations and Method IQ for the six months ended October 31, 2005 and the year ended April 30, 2005, as if the acquisition occurred on May 1, 2004. These pro forma unaudited combined condensed financial statements should be read in conjunction with the Company's historical financial statements and notes thereto, and the financial statements of Method IQ included elsewhere in this report.

                                 Charys Holding Company, Inc. and Subsidiaries
                             Pro Forma Combined Condensed Balance Sheets (Unaudited)

                                                                Historic
                                                  -----------------------------------
                                                    Charys Holding                                     Pro Forma
                                                     Company, Inc.      Method IQ, Inc.   ----------------------------------
                                                   October 31, 2005    October 31, 2005     Adjustments           Combined
                                                  ------------------  ------------------  ----------------      ------------
ASSETS
------
Current assets:
  Cash                                            $         265,074   $          86,477                         $   351,551
  Trade accounts receivable, net                          3,746,766           1,709,402                           5,456,168
  Costs and estimated earnings in excess of
    billings on incomplete contracts                      1,882,182                   -                           1,882,182
  Other current assets                                      935,891             758,911                           1,694,802
                                                  ------------------  ------------------  ----------------      ------------
    Total current assets                                  6,829,913           2,554,790                 -         9,384,703
                                                  ------------------  ------------------  ----------------      ------------

Property and equipment, net                                 671,107             504,405           111,055  (a)    1,286,567

Goodwill                                                  3,974,834             212,808         6,421,873  (a,b) 10,609,515
Amortizable intangible asset, net                            64,750                   -           170,000  (b)      234,750
Other noncurrent assets                                     557,715              32,732                             590,447
                                                  ------------------  ------------------  ----------------      ------------

                                                  $      12,098,319   $       3,304,735   $     6,702,928       $22,105,982
                                                  ==================  ==================  ================      ============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
  Accounts payable and accrued expenses           $       5,447,623   $       2,404,545   $       212,474  (b)  $ 8,064,642
  Billings in excess of costs and estimated
    earnings on incomplete contracts                        525,289                   -                             525,289
  Short-term borrowings:
    Unrelated parties                                     3,077,447             895,986                           3,973,433
    Related parties                                          57,966                   -         5,250,000  (b)    5,307,966
  Current portion of long-term debt:
    Unrelated parties                                       329,325              82,498                             411,823
    Related parties                                         190,188                   -                             190,188
  Deferred revenue                                                -             857,716                             857,716
                                                  ------------------  ------------------  ----------------      ------------
    Total current liabilities                             9,627,838           4,240,745         5,462,474        19,331,057
                                                  ------------------  ------------------  ----------------      ------------

Long-term borrowings:
    Unrelated parties                                        27,858             147,062                             174,920
    Related parties                                               -                   -                                   -

Stockholder's equity:
  Preferred stock                                             1,900                   -                               1,900
  Common stock                                                9,571              26,000           (25,308) (b)       10,263
  Additional paid-in capital                              6,297,891                   -           156,690  (b)    6,454,581
  Stockholder notes receivable                                    -             (25,000)           25,000  (b)            -
  Accumulated deficit                                    (3,866,739)         (1,084,072)        1,084,072  (b)   (3,866,739)
                                                  ------------------  ------------------  ----------------      ------------
    Total stockholders' equity                            2,442,623          (1,083,072)        1,240,454         2,600,005
                                                  ------------------  ------------------  ----------------      ------------

      Total liabilities and stockholders' equity  $      12,098,319   $       3,304,735   $     6,702,928       $22,105,982
                                                  ==================  ==================  ================      ============

See accompanying notes to pro forma combined condensed financial statements.

                                     Charys Holding Company, Inc. and Subsidiaries
                           Pro Forma Combined Condensed Statements of Operations (Unaudited)

                                                                 Historic
                                                  -----------------------------------
                                                    Charys Holding                                Pro Forma
                                                     Company, Inc.      Method IQ, Inc.   --------------------------
                                                   Six Months Ended    Six Months Ended   ------------  ------------
                                                   October 31, 2005    October 31, 2005   Adjustments     Combined
                                                  ------------------  ------------------  ------------  ------------
Net revenues                                      $      11,277,444   $       5,278,299                 $16,555,743
Cost of revenues                                          8,787,819           4,016,137                  12,803,956
                                                  ------------------  ------------------  ------------  ------------
Gross profit                                              2,489,625           1,262,162              -    3,751,787
                                                  ------------------  ------------------  ------------  ------------

General & administrative expenses                         2,797,486           1,588,694                   4,386,180
Depreciation and amortization                               257,682             243,310                     500,992
                                                  ------------------  ------------------  ------------  ------------
  Total operating expenses                                3,055,168           1,832,004              -    4,887,172
                                                  ------------------  ------------------  ------------  ------------

                                                  ------------------  ------------------  ------------  ------------
        Loss from continuing operations                    (565,543)           (569,842)             -   (1,135,385)
                                                  ------------------  ------------------  ------------  ------------

Other income (expense):
  Gain from debt retirement                               1,495,626                   -                   1,495,626
  Gain on sale of discontinued operation                    229,044                   -                     229,044
  Interest expense                                         (220,051)            (26,208)                   (246,259)
                                                  ------------------  ------------------  ------------  ------------
    Total other income (expense)                          1,504,619             (26,208)             -    1,478,411
                                                  ------------------  ------------------  ------------  ------------

        Net earnings (loss) before income taxes             939,076            (596,050)             -      343,026

Provision for income taxes                                        -                   -              -            -
                                                  ------------------  ------------------  ------------  ------------

Net earnings (loss)                               $         939,076   $        (596,050)  $          -  $   343,026
                                                  ==================  ==================  ============  ============


Per share data - basic
  Net earnings                                    $            0.11                                     $      0.04
                                                  ==================                                    ============
  Weighted average common shares outstanding              8,608,246                                       9,223,066
                                                  ==================                                    ============

Per share data - diluted
  Net earnings                                    $            0.08                                     $      0.03
                                                  ==================                                    ============
  Weighted average common shares outstanding             11,559,333                                      12,206,761
                                                  ==================                                    ============

See accompanying notes to pro forma combined condensed financial statements.

                            Charys Holding Company, Inc. and Subsidiaries
                   Pro Forma Combined Condensed Statements of Operations (Unaudited)

                                                                 Historic
                                                  -----------------------------------
                                                     Charys Holding                              Pro Forma
                                                     Company, Inc.     Method IQ, Inc.   --------------------------
                                                    12 Months Ended    12 Months Ended   ------------  ------------
                                                    April 30, 2005     April 30, 2005    Adjustments     Combined
                                                   -----------------  -----------------  ------------  ------------
Net revenues                                       $      7,482,699          9,554,683                 $17,037,382
Cost of revenues                                          5,606,597          6,247,581                  11,854,178
                                                   -----------------  -----------------  ------------  ------------
Gross profit                                              1,876,102          3,307,102              -    5,183,204
                                                   -----------------  -----------------  ------------  ------------

General & administrative expenses                         3,811,684          2,901,593                   6,713,277
Depreciation and amortization                               148,417             76,837                     225,254
                                                   -----------------  -----------------  ------------  ------------
  Total operating expenses                                3,960,101          2,978,430              -    6,938,531
                                                   -----------------  -----------------  ------------  ------------

                                                   -----------------  -----------------  ------------  ------------
      Income (loss) from continuing operations           (2,083,999)           328,672              -   (1,755,327)
                                                   -----------------  -----------------  ------------  ------------

Other income (expense):
Gain from debt retirement                                 1,450,985                  -                   1,450,985
Loss on sale of property and equipment                      (34,753)                 -                     (34,753)
  Interest expense                                         (166,259)           (62,667)                   (228,926)
  Other income (expense)                                     35,428                  -                      35,428
                                                   -----------------  -----------------  ------------  ------------
    Total other income (expense)                          1,285,401            (62,667)             -    1,222,734
                                                   -----------------  -----------------  ------------  ------------

        Net income (loss) before income taxes              (798,598)           266,005              -     (532,593)

Provision for income taxes                                        -                  -              -            -
                                                   -----------------  -----------------  ------------  ------------

Net earnings (loss)                                $       (798,598)  $        266,005   $          -  $  (532,593)
                                                   =================  =================  ============  -===========

Per share data - basic and diluted
  Net loss                                         $          (0.15)                                   $     (0.07)
                                                   =================                                   ============
  Weighted average common shares outstanding              5,382,983                                      7,940,365
                                                   =================                                   ============

See accompanying notes to pro forma combined condensed financial statements.

                  Charys Holding Company, Inc. and Subsidiaries
      Notes to Unaudited Pro Forma Combined Condensed Financial Statements

1.   Pro  Forma  Adjustments:

(a) Represents net adjustments relating to the fair value assessment and allocation of Method IQ assets purchased and liabilities assumed by the Company. The Company determined that the carrying value of assets purchased and liabilities assumed of Method IQ represented fair value, except for an increase of $111,055 to property and equipment and a decrease of $212,808 to goodwill.

(b) Represents effects of the excess of purchase price over net assets acquired, as follows (in thousands):

Consideration paid                                            $ 5,250
Accrued acquisition costs                                         213
Shares issued to consultants                                      157
Common stock warrant issued for acquisition services                -
                                                              --------
  Total purchase price                                          5,620
                                                              --------

Net liabilities assumed, excluding debt assumed                  (289)
Method IQ debt assumed                                           (896)
                                                              --------
  Net liabilities assumed                                      (1,185)
                                                              --------

Excess of purchase price over net assets acquired               6,805
Estimated allocation of excess purchase price to amortizable
  intangible assets                                              (170)
                                                              --------

Goodwill                                                      $ 6,635
Less: Recorded goodwill assigned at no fair value                (213)
                                                              --------
Net purchase accounting adjustment to goodwill                $ 6,422
                                                              ========

The above allocation of excess purchase price to amortizable intangible assets is based on management's estimate in lieu of valuation from a qualified independent source. The Company will obtain an independent valuation and make adjustments to these allocations as necessary, based on the results of that valuation.

2.  Per  Share  Information:

Basic and diluted net earnings or loss per share for the six months ended October 31, 2005 and year ended April 30, 2005 were computed using the historic weighted average shares of the Company's outstanding common stock, plus 525,000 common shares issued to the Seller and 167,428 common shares issued for acquisition-related services.